As filed with the Securities and Exchange Commission on August 6, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7311 (Primary Standard Industrial Classification Code Number)	27-0111478 (I.R.S. Employer Identification Number)

1204 Middlefield Road
Redwood City, CA 94063
(650) 591-9400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jayant Kadambi
Co-founder, Chairman of the Board, President and Chief Executive Officer
YuMe, Inc.
1204 Middlefield Road
Redwood City, CA 94063
(650) 591-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send all communications to:

Cynthia C. Hess, Esq. Horace L. Nash, Esq. Niki Fang, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	Paul T. Porrini, Esq. Executive Vice President, General Counsel and Secretary YuMe, Inc. 1204 Middlefield Road Redwood City, CA 94063 (650) 591-9400	Douglas Smith, Esq. Stewart McDowell, Esq. Brandon W. Loew, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street Suite 3000 San Francisco, CA 94105 (415) 393-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-189772

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value	143,750	$9.00	$1,293,750	$177

(1)   Represents only the additional number of shares being registered and includes 18,750 additional shares of common stock subject to the underwriters’ overallotment option. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-189772) (“Prior Registration Statement”).

(2)   The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price of $51,750,000, on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on August 6, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,293,750 are hereby registered, which includes shares subject to the underwriters’ overallotment option.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, YuMe, Inc. (“Registrant”) is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-189772), which the Registrant originally filed on July 2, 2013 (“Prior Registration Statement”), and which the Commission declared effective on August 6, 2013.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant and the selling stockholders by 143,750 shares, 125,000 of which will be sold by the Registrant and 18,750 of which may be sold by the selling stockholders in the event the underwriters exercise their overallotment option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 6th day of August, 2013.

YUME, INC.

By:	/s/ JAYANT KADAMBI
Jayant Kadambi
Chairman of the Board of Directors,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JAYANT KADAMBI	Chairman of the Board of Directors,	August 6, 2013
	Jayant Kadambi	President and Chief Executive Officer
(Principal Executive Officer)

	/s/ TIMOTHY LAEHY	Executive Vice President,	August 6, 2013
	Timothy Laehy	Finance and Chief Financial Officer
(Principal Financial Officer)

	/s/ JOSEPH LE CHEVALLIER	Chief Accounting Officer	August 6, 2013
	Joseph Le Chevallier	(Principal Accounting Officer)

	*	Executive Vice President,	August 6, 2013
	Ayyappan Sankaran	Engineering, Chief Technology Officer and
Director

	*	Director	August 6, 2013
Shawn Carolan

	*	Director	August 6, 2013
Mitchell Habib

	*	Director	August 6, 2013
Adriel Lares

	*	Director	August 6, 2013
Ping Li

	*	Director	August 6, 2013
Christopher Paisley

	*	Director	August 6, 2013
David Weiden

*By:	/s/ JAYANT KADAMBI	Attorney-in-fact	August 6, 2013
Jayant Kadambi

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers, LLP, independent accountants

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1 (Registration No. 333-186668)).